SCHEDULE V

                   ROHM AND HAAS COMPANY AND SUBSIDIARIES
                        LAND, BUILDINGS AND EQUIPMENT

                                      YEAR ENDED DECEMBER 31, 1993
                            --------------------------------------------------
                             BALANCE   ADDITIONS
                               AT       AT COST    RETIRE-             BALANCE
                            BEGINNING   (NET OF     MENTS      OTHER    AT END
                             OF YEAR   TRANSFERS)  OR SALES   CHANGES  OF YEAR
                            ---------  ----------  --------   -------  -------
                                            (millions of dollars)

Land ....................... $   51      $ --       $ --       $ --     $   51
Buildings and improvements..    588       115         (7)       (17)       679
Machinery and equipment.....  2,493       282       (100)       (10)     2,665
Capitalized interest cost...    143        19         --         --        162
Construction................    195       (34)        --        (22)       139
                             ------      ----      -----       ----     ------
                             $3,470      $382      $(107)      $(49)    $3,696
                             ======      ====      =====       ====     ======

                                      YEAR ENDED DECEMBER 31, 1992
                            --------------------------------------------------
                             BALANCE   ADDITIONS
                               AT       AT COST    RETIRE-     OTHER   BALANCE
                            BEGINNING   (NET OF     MENTS     CHANGES   AT END
                             OF YEAR   TRANSFERS)  OR SALES   (NOTE A) OF YEAR
                            ---------  ----------  --------   -------- -------
                                            (millions of dollars)

Land........................ $   34      $  2       $ --       $ 15     $   51
Buildings and improvements..    507        34         (2)        49        588
Machinery and equipment.....  2,213       190        (54)       144      2,493
Capitalized interest cost...    130        13         --         --        143
Construction................    131        44         --         20        195
                             ------      ----      -----       ----     ------
                             $3,015      $283      $ (56)      $228     $3,470
                             ======      ====      =====       ====     ======

                                      YEAR ENDED DECEMBER 31, 1991
                            --------------------------------------------------
                             BALANCE   ADDITIONS
                               AT       AT COST    RETIRE-     OTHER   BALANCE
                            BEGINNING   (NET OF     MENTS     CHANGES   AT END
                             OF YEAR   TRANSFERS)  OR SALES   (NOTE B) OF YEAR
                            ---------  ----------  --------   -------- -------
                                            (millions of dollars)

Land........................ $   17      $  9       $ --       $  8     $   34
Buildings and improvements..    464        43         (3)         3        507
Machinery and equipment.....  1,944       298        (55)        26      2,213
Capitalized interest cost...    114        16         --         --        130
Construction................    231      (101)        --          1        131
                             ------      ----      -----       ----     ------
                             $2,770      $265      $ (58)      $ 38     $3,015
                             ======      ====      =====       ====     ======

Note A: Other changes primarily consist of the consolidation of Shipley and Jacryl, previously less than 50%-owned equity consolidated affiliates.

Note B: Other changes primarily consist of the consolidation of Tocil, previously a 50%-owned equity consolidated affiliate.

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